EXHIBIT 21
NATIONAL PENN BANCSHARES, INC.
AND ITS SUBSIDIARIES

Name	Jurisdiction of Incorporation

National Penn Bancshares, Inc.	Pennsylvania

Investors Trust Company	Pennsylvania

National Penn Bank	United States of America

Penn Securities, Inc.	Pennsylvania

Link Financial Services, Inc.	Pennsylvania

National Penn Insurance Agency, Inc.	Pennsylvania

FirstService Capital, Inc.	Pennsylvania

Penn 1st Financial Services, Inc.	Pennsylvania
d/b/a National Penn Mortgage Company

National Penn Leasing Company	Pennsylvania

National Penn Management Services, LLC	Pennsylvania

National Penn Consulting Services, Inc.	Pennsylvania

1874 Financial Corp.	Pennsylvania

NPB Delaware, Inc.	Delaware

Blue Rock Realty Corp. II	Pennsylvania

FSB Realty, Inc.	Pennsylvania

Peoples First Business Investment Company, L.L.C.	Pennsylvania

National Penn Investment Company	Delaware

National Penn Life Insurance Company	Arizona

NPB Capital Trust II	Delaware

NPB Capital Trust III	Delaware

NPB Capital Trust IV	Delaware

NPB Capital Trust V	Delaware